BY-LAWS

                                       of

                                 ASSETMARK FUNDS
                            A Delaware Business Trust

                          (Effective January 8th, 2001)

         Unless otherwise specified in these By-Laws, capitalized terms used in these By-Laws shall have the meanings assigned to them in the Agreement and Declaration of Trust of AssetMark Funds, as amended or restated from time to time (the "Declaration of Trust").

                                    ARTICLE I

                                     OFFICES

         Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of AssetMark Funds (the "Trust") shall be 2300 Contra Costa Boulevard, Suite 425, Pleasant Hill, CA 94523. The Board of Trustees (the "Board") may, from time to time, change the location of the principal executive office of the Trust to any place within or outside the State of Delaware. All communications to the Trust, to any officer, on behalf of the Trust, or to the Board shall be addressed to the principal executive office of the Trust, to the appropriate attention.

         Section 2. OTHER OFFICES. The Board may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation by the Board, Shareholders' meetings shall be held at the principal executive office of the Trust.

         Section 2. CALL OF MEETING. Any meeting of Shareholders may be called at any time by the Board, by the chairperson of the Board or by the president for the purpose of taking action upon any matter deemed by the Board to be necessary or desirable. To the extent provided by the 1940 Act, a meeting of the Shareholders for the purpose of electing Trustees may also be called by Shareholders holding not less than 25 percent of the outstanding Shares.

         Section 3. NOTICE OF SHAREHOLDERS' MEETING. Notice of any meeting of Shareholders shall be given to each Shareholder entitled to vote at such meeting in accordance with Section 4 of this Article II not less than ten (10) nor more than one hundred and twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who are intended to be presented for election.

         Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Shareholders shall be given either personally or by first-class mail, courier, cablegram, telegram, facsimile or electronic mail, or other form of communication as permitted by then current law, charges prepaid, addressed to the Shareholder or to the group of shareholders at the same address as may be permitted pursuant to the 1940 Act, or as Shareholders may otherwise consent, at the address of that Shareholder appearing on the books of the Trust or its transfer or similar agent or given by the Shareholder to the Trust for the purpose of notice. Notice shall be deemed to have been duly given when delivered personally, deposited in the United States mail or with a courier, or sent by cablegram, telegram, facsimile or electronic mail. If no address of a Shareholder appears on the Trust's books or is given, notice shall be deemed to have been duly given without a mailing, or substantial equivalent thereof, if such notice shall be available to the Shareholder on written demand of the Shareholder at the Trust's principal executive office.

         If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or given by that Shareholder to the Trust for the purpose of notice, is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust.

         An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting shall be executed by the secretary, any assistant secretary or any transfer or similar agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         Section 5. ADJOURNED MEETING; NOTICE. Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by not less than a majority of the votes cast of Shares entitled to vote, present in person or by proxy at the meeting, or by the chairperson of the Board or by the president, in the absence of the chairperson of the Board. Any adjournment may be made with respect to any business which might have been transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders' meeting prior to adjournment.

         When any Shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting, or unless the adjournment is for more than thirty (30) days, in which case, notice shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

         Section 6. VOTING. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust. The Shareholders' vote may be by voice vote or by ballot; PROVIDED, HOWEVER, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than elections of Trustees, any Shareholder may vote part of its Shares in favor of the proposal and refrain from voting its remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

         Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. Attendance by a person at a meeting shall constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a Shareholders' meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the time notice is required to be given, by such Shareholder or his or her attorney thereunto authorized, shall be deemed equivalent to such notice.

         Section 8. PROXIES. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the secretary of the Trust; PROVIDED, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this
Section 8. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the secretary of the Trust prior to the exercise of the proxy or by the Shareholder's attendance and vote in person at the meeting; or
(ii) certification of the death or incapacity of the Shareholder is received by the secretary of the Trust at or prior to the exercise of the proxy; PROVIDED, HOWEVER, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

         With respect to any Shareholders' meeting, the Board may act to permit proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the secretary of the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

         Section 9. INSPECTORS. Before any meeting of Shareholders, the chairperson of the Board may appoint any person other than nominees for office to act as inspector at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the Board shall appoint a person to fill the vacancy.

         The inspector shall:

         (a) determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

         (b)      receive votes or ballots;

         (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d)      count and tabulate all votes;

         (e)      determine when the polls shall close;

         (f)      determine the result of voting; and

         (g) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                   ARTICLE III

                                    TRUSTEES

         Section 1. VACANCIES. Whenever a vacancy in the Board shall occur, until such vacancy is filled as provided in the Declaration of Trust and these By-Laws, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Declaration of Trust and these By-Laws. Vacancies in the Board may be filled by not less than a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless a meeting of Shareholders is called for the purpose of filling such vacancies. Notwithstanding the above, whenever and for so long as the Trust is a participant in or otherwise has in effect a plan under which the Trust may be deemed to bear expenses of distributing its Shares as that practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of the Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act (such Trustees are referred to herein as "disinterested Trustees"), shall be, and is, committed to the discretion of the disinterested Trustees remaining in office. In the event of the death, resignation, removal, declaration as bankrupt or incapacity of all of the Trustees, the Trust's initial Investment Adviser or any successor thereto shall serve as the sole remaining Trustee effective upon the last Trustee's death, resignation, removal, declaration as bankrupt or incapacity, subject to the provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board with not less than the percentage of disinterested Trustees required by the 1940 Act and thereupon resign as Trustee, and a Shareholders' meeting shall be called for the election of Trustees as required by the 1940 Act.

         Section 2. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board may be held at any place within or outside the State of Delaware that is designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.

         Section 3. REGULAR MEETINGS. Regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

         Section 4. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the president, any vice president, the secretary or any Trustee.

         Notice of the purpose, time and place of special meetings shall be given personally, sent by first-CLASS mail, courier, cablegram or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is given personally or is given by courier, cablegram, telegram, facsimile or electronic mail, it shall be deemed to be duly given if delivered at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Trust.

         Section 5. QUORUM. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

         Section 6. WAIVER OF NOTICE. Whenever notice is required to be given to a Trustee under this Article, a written waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent to notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting. All such waivers shall be filed with the records of the Trust or made a part of the minutes of the meeting. Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except when the Trustee attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 7. ADJOURNMENT. A majority of the Trustees present at a meeting of the Trustees, whether or not a quorum is present, may adjourn any business which might have been transacted at the meeting to another time and place. Any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the meeting prior to adjournment.

         Section 8. NOTICE OF ADJOURNMENT. Notice of the time and place of an adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each Trustee.

         Section 9. COMPENSATION OF TRUSTEES. Trustees and members of committees may receive from the Trust, reasonable compensation for their services and reimbursement of reasonable expenses as may be determined by a majority vote of the Board. This Section 9 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation and reimbursement of expenses for those services.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. COMMITTEES OF TRUSTEES. The Board may, by majority vote, designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board. The Board may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided by the Board, shall have the authority of the Board, except with respect to:

         (a) the approval of any action which under the Declaration of Trust, these By-Laws or applicable law also requires Shareholder approval or requires approval by a majority of the Board or certain members of the Board;

         (b)  the filling of vacancies on the Board or in any committee;

         (c) the fixing of compensation of the Trustees for serving on the Board or on any committee;

         (d) the amendment, restatement or repeal of the Declaration of Trust or of these By-Laws or the adoption of a new Declaration of Trust or new By-Laws;

         (e)  the amendment or repeal of any resolution of the Board; or

         (f) the designation of any other committee of the Board or the members of such committee.

         Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of any committee shall, to the extent applicable, be governed by and be held and taken in accordance with the provisions of Article IV of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of the Declaration of Trust and these By-Laws.

                                    ARTICLE V

                                    OFFICERS

         Section 1. OFFICERS. The officers of the Trust shall be a president, a secretary, and a treasurer. The Trust may also have, at the discretion of the Board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers, who shall have such authority and perform such duties as are provided in the Declaration of Trust, these By-Laws or as the Board (and in the case of a vice president, the Board or the president) may from time to time determine. Any number of offices may be held by the same person, except the offices of president and vice president.

         Section 2. APPOINTMENT OF OFFICERS. The officers of the Trust shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

         Section 3. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or by an officer upon whom such power of removal may be conferred by the Board.

         Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect upon the date of receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

         Section 4. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification, incapacity or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

         Section 5. PRESIDENT. The president shall, subject to the control of the Board, have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board and as provided in the Declaration of Trust and these By-Laws. In the absence of the chairperson of the Board, the president shall preside at all meetings of the Shareholders and at all meetings of the Board.

         Section 6. VICE PRESIDENTS. In the absence, resignation, removal, incapacity or death of the president, the vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall exercise all the powers and perform all the duties of, and be subject to all the restrictions upon, the president until the president's return, his incapacity ceases or a new president is appointed. Each vice president shall have such other powers and perform such other duties as from time to time may be prescribed by the Board or the president, and as provided in the Declaration of Trust and these By-Laws.

         Section 7. SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions (including consents) of the Board, committees of the Board and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Board meetings or committee meetings, the number of Shares present or represented by proxy at Shareholders' meetings, and the proceedings.

         The secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer or similar agent, as determined by resolution of the Board, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number, Series and classes (if applicable) of Shares held by each, the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by the Declaration of Trust, these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or the president, and as provided in the Declaration of Trust and these By-Laws.

         Section 8. TREASURER. The treasurer shall be the chief financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust (and every Series thereof), including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. All books shall be kept in accordance with the Declaration of Trust and these By-Laws.

         The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. He shall disburse the funds of the Trust (and any Series thereof) as may be ordered by the Board, shall render to the president and the Board, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust (and any Series thereof) and shall have such other powers and perform such other duties as may be prescribed by the Board, and as provided in the Declaration of Trust and these By-Laws.

                                   ARTICLE VI

                     INDEMNIFICATION OF TRUSTEES, OFFICERS,

                           EMPLOYEES AND OTHER AGENTS

         Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, "Agent" means any person who is or was a Trustee, officer, employee or other agent of this Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "Expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.

         Section 2. ACTIONS AGAINST THE AGENT. The Trust shall indemnify, out of Trust Property, any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Trust) by reason of the fact that such person is or was an Agent of the Trust, against Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Trust and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith or in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.

         Section 3. ACTIONS BY THE TRUST. The Trust shall indemnify, out of Trust Property, any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was an Agent of the Trust, against Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Trust and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith or in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.

         Section 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the Agent's respective duties to the Trust or the Shareholders.

         No indemnification shall be made under Sections 2 or 3 of this Article:

         (a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person's duty to the Trust or the Shareholders, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

         (b) In respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

         (c) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of Expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

         Section 5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an Agent of the Trust has been successful on the merits in defense of any Proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the Proceeding was brought, the Agent shall be indemnified against Expenses actually and reasonably incurred by the Agent in connection therewith, provided that the Board, including a majority who are disinterested Trustees and not parties to such Proceeding, or a written opinion by an independent legal counsel, also determines that based upon a review of the facts, the Agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

         Section 6. REQUIRED APPROVAL. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by the Trust only if authorized in the specific case on a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

         (a) A majority vote of Trustees who are not parties to the Proceeding and are disinterested Trustees; or

         (b)  A written opinion by an independent legal counsel.

         Section 7. ADVANCEMENT OF EXPENSES. Expenses incurred in defending any Proceeding may be advanced by the Trust before the final disposition of the Proceeding on receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance unless it shall be determined ultimately that the Agent is entitled to be indemnified as authorized in this Article, provided the Agent provides a security for his undertaking, or a majority of the disinterested Trustees who are not parties to such Proceeding, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said Agent ultimately will be found entitled to indemnification.

         Section 8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.

         Section 9. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6, in any circumstances where it appears:

         (a) That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the Shareholders, or an agreement which prohibits or otherwise limits indemnification that was in effect at the time of accrual of the alleged cause of action asserted in the Proceeding in which the Expenses were incurred or other amounts were paid; or

         (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         Section 10. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any Proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an Agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII

                               RECORDS AND REPORTS

         Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its principal executive office or at the office of its transfer or similar agent a record of its Shareholders, providing the names and addresses of all Shareholders and the number, Series and classes, if any, of Shares held by each Shareholder. Such record may be inspected during regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust for any purpose reasonably related to such Shareholder's interest as a Shareholder.

         Section 2. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended or restated from time to time where it may be inspected during regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust for any purpose reasonably related to such Shareholder's interest as a Shareholder.

         Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes, accounting books and records may be inspected upon the reasonable written demand to the Trust of any Shareholder or its duly authorized representative, during regular business hours for any purpose reasonably related to such Shareholder's interest as a Shareholder.

         The Board or any officer to whom such power may be delegated by the Board, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

         The Board or such officer to whom such power is delegated by the Board, may keep confidential from Shareholders for such period of time as it deems reasonable any information that it reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

         Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VIII

                                    DIVIDENDS

         Section 1. DECLARATION OF DIVIDENDS. Dividends upon the Shares may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash or in kind.

         Section 2. RESERVES. Before payment of any dividend there may be set aside out of any funds of the Trust or the applicable Series thereof available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust or such Series thereof, or for such other purpose as the Board shall deem to be in the best interests of the Trust or the applicable Series, as the case may be, and the Board may abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                 GENERAL MATTERS

         Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.

         Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in the Declaration of Trust and these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust or any Series thereof and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust or any Series thereof by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for Shares may be issued to Shareholders at the discretion of the Board. All certificates shall be signed in the name of the Trust by the chairperson of the Board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of Shares and the Series and class thereof, if any, owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer or transfer or similar agent who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer or transfer or similar agent before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer or transfer or similar agent at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

         Section 4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Board and the Trust secured by a bond or other adequate security sufficient to protect the Trust and the Board against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

         Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The chairperson of the Board, the president or any vice president or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust or any Series thereof any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust or such Series thereof. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

         Section 6. TRANSFER OF SHARES. Shares shall be transferable only on the record books of the Trust by the Person in whose name such Shares are registered, or by his or her duly authorized attorney or representative. The Trust transfer agent or other duly authorized agents may refuse any requested transfer of shares, or request additional evidence of authority to safeguard the assets or interests of the Trust or of its Shareholders, in their sole discretion. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

         Section 7. HOLDERS OF RECORD. The Trust shall be entitled to treat the holder of record of any Share as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.

         Section 8. FISCAL YEAR. The fiscal year of the Trust and each Series thereof shall be determined by resolution of the Board. The fiscal year of the Trust shall be the taxable year of each Series of the Trust.

         Section 9. HEADINGS; REFERENCES. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

                                    ARTICLE X

                                   AMENDMENTS

         Section 1. AMENDMENT. These By-laws may be restated and/or amended at any time by (a) an instrument in writing signed by not less than a majority of the Board and without the approval of the Shareholders unless Shareholder approval is required by the Declaration of Trust or the 1940 Act; or (b) the vote of a majority of the outstanding Shares as defined in the 1940 Act. Such instrument signed by the Trustees may be executed in any number of counterparts, each of which shall be deemed an original. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein.